Exhibit 4.9

Dated 2 February 2024

Amendment No. 1

to the Restructuring Agreement dated 20 November 2023 by and between Sono Group N.V. and YA II PN, Ltd.

Sono Group N.V.

YA II PN, Ltd.

Contents

PARTIES		1
BACKGROUND		1
AGREED TERMS		1
1	Definitions and interpretations	1
2	Mutual Cancellation of Clause 5.11 of the Restructuring Agreement	1
3	Miscellaneous	1
SIGNATURE PAGE		2

Amendment No. 1

to the Restructuring Agreement | DEM/20959364.3

This agreement is made on 2 February	2024

PARTIES

(1)

Sono Group N.V., a public liability company (naamloze vennootschap) under the laws of the Netherlands with business address at Waldmeisterstraße 76, 80935 Munich, Germany, and registered with the Dutch Trade Register under number 80683568 (“Sono NV”); and

(2)

YA II PN, Ltd., an exempted limited company organized and existing under the laws of the Cayman Islands with its registered office at Maples Corporate Service, 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its mailing address at 1012 Springfield Avenue Moutainside New Jersey 07092 (“Yorkville”),

Sono NV and Yorkville each a “Party” and, together, the “Parties”.

BACKGROUND

A	On 20 November 2023, the Parties have entered into a restructuring agreement regarding the restructuring of the Sono Group (the “Restructuring Agreement”).

B

On 31 January 2024, the Closing Conditions have been fulfilled and Closing has occurred. At the end of day on 31 January 2024, the members of the previous management board of Sono NV have resigned. As of 1 February 2024, Mr George O’Leary is acting as the sole managing director of Sono NV.

C	The Parties now wish to amend the Restructuring Agreement by entering into this amendment agreement (the “Amendment Agreement”).

Therefore, it is agreed as follows:

AGREED TERMS

1	Definitions and interpretations

In this Amendment Agreement, capitalised terms shall have the meaning ascribed to them in the Restructuring Agreement unless the contrary is apparent.

2	Mutual Cancellation of Clause 5.11 of the Restructuring Agreement

With effect from the date of this Amendment Agreement, Clause 5.11 of the Restructuring Agreement shall be cancelled and shall no longer be valid.

3	Miscellaneous

3.1	Any provisions of the Restructuring Agreement other than Clause 5.11 shall remain unaffected by this Amendment Agreement.

3.2	Clauses 16, 17 and 19 of the Restructuring Agreement shall apply mutatis mutandis to this Amendment Agreement.

Amendment No. 1	| 1

to the Restructuring Agreement | DEM/20959364.3

Signature page

Sono Group N.V.

represented by George O’Leary

YA II PN, Ltd.

represented by Michael Rosselli

Amendment No. 1	| 2

to the Restructuring Agreement | DEM/20959364.3